Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 4, 2021, relating to the consolidated financial statements of GAMCO Investors, Inc., and the effectiveness of GAMCO Investors, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GAMCO Investors, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP

Stamford, Connecticut

July 21, 2021